UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2016

Twilio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37806	26-2574840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Harrison Street, Third Floor

San Francisco, California 94107

(Address of principal executive offices) (Zip Code)

(415) 390-2337

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 11, 2016, Twilio Inc. (the “Company” or “Twilio”) announced its preliminary estimated financial results for the three months ended September 30, 2016.

The Company’s unaudited interim consolidated financial statements for the three months ended September 30, 2016 have not been finalized and are not available. Based on the information that is currently available to the Company, it has prepared the following preliminary estimated financial and other data for the three months ended September 30, 2016:

Results of Operations

•	Total revenue of $70.25 million to $71.25 million, compared to total revenue of $44.3 million in the three months ended September 30, 2015.

•	Gross profit of $39.55 to $40.05 million, compared to gross profit of $24.7 million in the three months ended September 30, 2015. Gross margin of approximately 56%, compared to gross margin of 56% in the three months ended September 30, 2015.

•	Non-GAAP gross profit of $39.75 to $40.25 million, compared to non-GAAP gross profit of $24.7 million in the three months ended September 30, 2015. Non-GAAP gross margin of approximately 56%, compared to non-GAAP gross margin of 56% in the three months ended September 30, 2015.

•	Loss from operations of $(11.75) million to $(12.25) million, compared to loss from operations of $(8.9) million in the three months ended September 30, 2015. Operating margin of approximately (17)%, compared to operating margin of (20)% in the three months ended September 30, 2015.

•	Non-GAAP loss from operations of $(3.75) million to $(4.25) million, compared to non-GAAP loss from operations of $(4.6) million in the three months ended September 30, 2015. Non-GAAP operating margin of approximately (6)%, compared to non-GAAP operating margin of (10)% in the three months ended September 30, 2015.

•	Net loss per share attributable to common stockholders of $(0.14) to $(0.15), compared to net loss per share attributable to common stockholders of $(0.70) in the three months ended September 30, 2015.

•	Non-GAAP net loss per share attributable to common stockholders of $(0.04) to $(0.05), compared to non-GAAP net loss per share attributable to common stockholders of $(0.07) in the three months ended September 30, 2015.

•	Weighted average shares outstanding of 84.0 million, compared to weighted average shares outstanding of 17.8 million in the three months ended September 30, 2015.

•	Non-GAAP weighted-average shares outstanding of 84.0 million, compared to non-GAAP weighted-average shares outstanding of 71.7 million in the three months ended September 30, 2015.

Operating Metrics

•	Base Revenue of $63.25 million to $63.75 million, compared to Base Revenue of $36.7 million in the three months ended September 30, 2015.

•	Over 34,000 Active Customer Accounts as of September 30, 2016, compared to 23,822 Active Customer Accounts as of September 30, 2015.

•	Dollar-Based Net Expansion Rate of 153% to 154%, compared to Dollar-Based Net Expansion Rate of 156% in the three months ended September 30, 2015.

The preliminary estimated financial and other data for the three months ended September 30, 2016 set forth above is subject to the completion of the Company’s financial closing procedures. This data has been prepared by, and is the responsibility of, the Company’s management. Twilio’s independent registered public accounting firm, KPMG LLP, has not audited, reviewed or performed any procedures with respect to the accompanying preliminary financial and other data, and accordingly does not express an opinion or any other form of assurance with respect thereto. The Company currently expects that its final results of operations and other data will be consistent with the estimates set forth above, but such estimates are preliminary and Twilio’s actual results of operations and other data could differ materially from these estimates due to the completion of its financial closing procedures, final adjustments and other developments that may arise between now and the time such unaudited interim consolidated financial statements for the three months ended September 30, 2016 are issued.

Non-GAAP Financial Measures

To provide investors and others with additional information regarding Twilio’s results that are presented in accordance with generally accepted accounting principles (“GAAP”) in the United States, the following non-GAAP financial measures were disclosed: non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP operating margin and non-GAAP net loss per share attributable to common stockholders.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Twilio defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude stock-based compensation and amortization of acquired intangibles.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin. Twilio defines non-GAAP loss from operations and non-GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles, stock repurchase and acquisition-related expenses.

Non-GAAP Net Loss Per Share Attributable to Common Stockholders. Twilio defines non-GAAP net loss per share attributable to common stockholders as GAAP net loss per share attributable to common stockholders adjusted to exclude stock-based compensation, amortization of acquired intangibles, acquisition-related expenses, stock repurchase, deemed dividend to investors in relation to tender offer and amounts attributable to convertible preferred stock.

In order to calculate non-GAAP net loss per share attributable to common stockholders, Twilio uses a non-GAAP weighted-average share count. Twilio defines non-GAAP weighted-average shares used to compute non-GAAP net loss per share attributable to common stockholders as GAAP weighted average shares used to compute net loss per share attributable to common stockholders adjusted to reflect the conversion of convertible preferred stock outstanding into Class B common stock as if it had occurred at the beginning of the period.

The following table presents a reconciliation of gross profit to non-GAAP gross profit, and gross margin to non-GAAP gross margin, for the three months ended September 30, 2016 and September 30, 2015, and is unaudited and has not been reviewed by Twilio’s independent registered accounting firm:

	September 30, 2016		September 30, 2015*
	Low	High
	(in millions)
Gross profit	$39.55	$40.05	$24.7
Stock-based compensation	0.10	0.10	0.0
Amortization of acquired intangibles	0.10	0.10	0.1
Non-GAAP gross profit	$39.75	$40.25	$24.7
Gross margin	56%	56%	56%
Non-GAAP gross margin	56%	56%	56%

*	Column may not add up due to rounding

The following table presents a reconciliation of loss from operations to non-GAAP loss from operations, and operating margin to non-GAAP operating margin, for the three months ended September 30, 2016 and September 30, 2015, and is unaudited and has not been reviewed by Twilio’s independent registered accounting firm:

	September 30, 2016		September 30, 2015*
	Low	High
	(in millions)
Loss from operations	$(11.75)	$(12.25)	$(8.9)
Stock-based compensation	7.70	7.70	2.2
Amortization of acquired intangibles	0.15	0.15	0.1
Acquisition-related expenses	0.15	0.15	0.0
Stock repurchase	—	—	2.0
Non-GAAP loss from operations	$(3.75)	$(4.25)	$(4.6)
Operating margin	(17)%	(17)%	(20)%
Non-GAAP operating margin	(6)%	(6)%	(10)%

*	Column may not add up due to rounding

The following table presents a reconciliation of net loss per share attributable to common stockholders to non-GAAP net loss per share attributable to common stockholders for the three months ended September 30, 2016 and September 30, 2015, and is unaudited and has not been reviewed by Twilio’s independent registered accounting firm:

	September 30, 2016		September 30, 2015*
	Low*	High*
Net loss per share attributable to common stockholders	$(0.14)	$(0.15)	$(0.70)
Stock-based compensation	0.09	0.09	0.13
Amortization of acquired intangibles	0.00	0.00	0.01
Acquisition-related expenses	0.00	0.00	—
Stock repurchase	—	—	0.11
Deemed dividend to investors in relation to tender offer	—	—	0.19
Amounts attributable to convertible preferred stock	—	—	0.19
Non-GAAP net loss per share attributable to common stockholders	$(0.04)	$(0.05)	$(0.07)

*	Column may not add up due to rounding

The following table presents a reconciliation of weighted-average shares used to compute net loss per share attributable to common stockholders to non-GAAP weighted-average shares used to compute net loss per share attributable to common stockholders for the three months ended September 30, 2016 and September 30, 2015, and is unaudited and has not been reviewed by Twilio’s independent registered accounting firm:

	September 30, 2016	September 30, 2015
Weighted-average shares used to compute net loss per share attributable to common stockholders	83,887,901	17,805,486
Weighted-average shares of convertible preferred stock issued and outstanding	—	53,850,410
Non-GAAP weighted-average shares used to compute non-GAAP net loss per share attributable to common stockholders	83,887,901	71,655,896

Twilio management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Twilio management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Whenever Twilio uses a non-GAAP financial measure, a reconciliation is provided to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Operating Metrics

Twilio’s management reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of Active Customer Accounts, Base Revenue, and the Dollar-Based Net Expansion Rate.

Number of Active Customer Accounts. Twilio believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Twilio defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which Twilio has recognized at least $5 of revenue in the last month of the period. Twilio believes that use of its platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of its platform or usage at levels below $5 per month. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account.

Base Revenue. Twilio monitors Base Revenue as one of the more reliable indicators of future revenue trends. Base Revenue consists of all revenue other than revenue from large Active Customer Accounts that have never entered into 12-month minimum revenue commitment contracts with Twilio, which the Company refers to as Variable Customer Accounts. While almost all of Twilio’s customers exhibit some level of variability in the usage of its products, based on the experience of Twilio’s management, Twilio believes that Variable Customer Accounts are more likely to have significant fluctuations in usage of its products from period to period, and therefore that revenue from Variable Customer Accounts may also fluctuate significantly from period to period. This behavior is best evidenced by the decision of such customers not to enter into contracts with Twilio that contain minimum revenue commitments, even though they may spend significant amounts on the use of its products and they may be foregoing more favorable terms often available to customers that enter into committed contracts with Twilio. This variability adversely affects Twilio’s ability to rely upon revenue from Variable Customer Accounts when analyzing expected trends in future revenue.

For historical periods through March 31, 2016, Twilio defined a Variable Customer Account as an Active Customer Account that (i) had never signed a minimum revenue commitment contract with the Company for a term of at least 12 months and (ii) has met or exceeded 1% of the Company’s revenue in any quarter in the periods presented through March 31, 2016. To allow for consistent period-to-period comparisons, in the event a customer qualified as a Variable Customer Account as of March 31, 2016, or a previously Variable Customer Account ceased to be an Active Customer Account as of such date, Twilio included such customer as a Variable Customer Account in all periods presented. For reporting periods starting with the three months ended June 30, 2016, Twilio defines a Variable Customer Account as a customer account that (a) has been categorized as a Variable Customer Account in any prior quarter, as well as (b) any new customer account that (i) has never signed a minimum revenue commitment contract with Twilio for a term of at least 12 months and (ii) meets or exceeds 1% of the Company’s revenue in a quarter. Once a customer account is deemed to be a Variable Customer Account in any period, they remain a Variable Customer Account in subsequent periods unless they enter into a minimum revenue commitment contract with Twilio for a term of at least 12 months.

Dollar-Based Net Expansion Rate. Twilio’s ability to drive growth and generate incremental revenue depends, in part, on the Company’s ability to maintain and grow its relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which Twilio tracks its performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts, other than Variable Customer Accounts. Twilio’s Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Twilio’s Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when the Company lowers usage prices on a product. Twilio believes that measuring Dollar-Based Net Expansion Rate on revenue generated from Active Customer Accounts, other than Variable Customer Accounts, provides a more meaningful indication of the performance of the Company’s efforts to increase revenue from existing customer accounts.

Twilio’s Dollar-Based Net Expansion Rate compares the revenue from Active Customer Accounts, other than Variable Customer Accounts, in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, the Company first identifies the cohort of Active Customer Accounts, other than Variable Customer Accounts, that were Active Customer Accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When Twilio calculates Dollar-Based Net Expansion Rate for periods longer than one quarter, it uses the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period. In the six month period ended June 30, 2016, Twilio’s dollar-based net expansion rate was 167%. In the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, Twilio incorrectly stated that Twilio’s dollar-based net expansion rate for the six month period ended June 30, 2016 was 170%. Where applicable, Twilio intends to include the corrected dollar-based net expansion rate of 167% for the six month period ended June 30, 2016 in all subsequent filings with the Securities and Exchange Commission.

The information furnished under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

Date: October 11, 2016	By:	/s/ Lee Kirkpatrick
	Name:	Lee Kirkpatrick
	Title:	Chief Financial Officer